Exhibit 99.2

Triangle Petroleum Corporation

Pro Forma Consolidated Statement of Operations and Comprehensive Income (Loss)

For the Fiscal Year Ended January 31, 2014

(In thousands, except share data - Unaudited)

	Triangle	Acquired	Pro Forma		Triangle
	Historical	Properties	Adjustments		Pro Forma
		(a)
REVENUES:
Oil and natural gas sales	$160,548	$39,359	$—		$199,907
Oilfield services	98,199	—	—		98,199
Total revenues	258,747	39,359	—		298,106
EXPENSES:
Production taxes	18,006	3,456	—		21,462
Lease operating expenses	14,454	9,495	—		23,949
Gathering, transportation and processing	4,302	600	—		4,902
Depreciation and amortization	57,048	—	3,783	(b)	60,831
Accretion and other asset retirement obligation expenses	1,018	—	36	(b)	1,054
Oilfield services	82,327	—	—		82,327
General and administrative:					—
Stock-based compensation	7,830	—	—		7,830
Salaries and benefits	17,299	—	—		17,299
Other general and administrative	9,797	—	—		9,797
Total operating expenses	212,081	13,551	3,819		229,451

INCOME (LOSS) FROM OPERATIONS	46,666	25,808	(3,819)		68,655

OTHER INCOME (EXPENSE):
Gain on equity investment derivative	39,785	—	—		39,785
Gain (loss) from derivative activities	1,082	—	—		1,082
Interest expense	(7,686)	—	(3,444	)(c)	(11,130)
Interest income	200	—	—		200
Other income (expense)	1,374	—	—		1,374
Total other income (expense)	34,755	—	(3,444)		31,311

NET INCOME (LOSS) BEFORE INCOME TAXES	81,421	25,808	(7,263)		99,966
Income tax provision	(7,941)	—	(7,633	)(d)	(15,574)
NET INCOME (LOSS)	$73,480	$25,808	$(14,896)		$84,392

Net income per common share outstanding:
Basic	$1.07				$1.23
Diluted	$0.91				$1.04

Weighted average common shares outstanding:
Basic	68,579				68,579
Diluted	84,558				84,558

COMPREHENSIVE INCOME (LOSS):
Net income (loss)	$73,480	$25,808	$(14,896)		$84,392
Other comprehensive income (loss)	—	—	—		—
Total comprehensive income (loss)	$73,480	$25,808	$(14,896)		$84,392

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Triangle Petroleum Corporation

Pro Forma Consolidated Statement of Operations and Comprehensive Income

For the Six Months Ended July 31, 2014

(In thousands, except share data - Unaudited)

	Triangle	Acquired	Pro Forma		Triangle
	Historical	Properties	Adjustments		Pro Forma
		(a)
REVENUES:
Oil, natural gas and natural gas liquids sales	$141,340	$11,435	$—		$152,775
Oilfield services	100,431	—	—		100,431
Total revenues	241,771	11,435	—		253,206
EXPENSES:
Production taxes	15,025	1,027	—		16,052
Lease operating expenses	11,424	2,938	—		14,362
Gathering, transportation and processing	7,535	331	—		7,866
Depreciation and amortization	47,884	—	2,239	(b)	50,123
Accretion of asset retirement obligations	175	—	18	(b)	193
Oilfield services	71,264	—	—		71,264
General and administrative:
Stock-based compensation	3,815	—	—		3,815
Salaries and benefits	12,794	—	—		12,794
Other general and administrative	10,883	—	—		10,883
Total operating expenses	180,799	4,296	2,257		187,352

INCOME (LOSS) FROM OPERATIONS	60,972	7,139	(2,257)		65,854

OTHER INCOME (EXPENSE):
Gain on equity investment derivatives	2,920	—	—		2,920
Loss from commodity derivative activities	(6,377)	—	—		(6,377)
Interest expense	(8,249)	—	(1,435	)(c)	(9,684)
Loss from equity investment	64	—	—		64
Interest income	107	—	—		107
Other income	7	—	—		7
Total other income (expense)	(11,528)	—	(1,435)		(12,963)

NET INCOME (LOSS) BEFORE INCOME TAXES	49,444	7,139	(3,692)		52,891
Income tax provision	(20,350)	—	(1,419	)(d)	(21,769)
NET INCOME (LOSS)	$29,094	$7,139	$(5,111)		$31,122

Net income per common share outstanding:
Basic	$0.34				$0.36
Diluted	$0.30				$0.32

Weighted average common shares outstanding:
Basic	86,064				86,064
Diluted	103,511				103,511

COMPREHENSIVE INCOME:
Net income (loss)	$29,094	$7,139	$(5,111)		$31,122
Other comprehensive income (loss)	—	—	—		—
Total comprehensive income (loss)	$29,094	$7,139	$(5,111)		$31,122

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Triangle Petroleum Corporation

Note to the Pro Forma Consolidated Financial Statements

(Unaudited)

1.                                      BASIS OF PRESENTATION

On June 30, 2014, Triangle USA Petroleum Corporation, a wholly-owned subsidiary of Triangle Petroleum Corporation, (collectively referred to herein as “Triangle” or the “Company”), acquired from Marathon Oil Company (“MRO”) certain oil and gas leaseholds and related producing properties located in Williams County, North Dakota, Sheridan County, Montana, and Roosevelt County, Montana comprising approximately 41,100 net acres and various other related rights, permits, contracts, equipment and other assets (the “Acquisition” of the “Acquired Properties”) for approximately $90.4 million in cash, which included a net downward adjustment of $9.6 million for certain pre-closing adjustments.  Additional post-closing adjustments may be required.  The effective date for the Acquisition was January 1, 2014.

We have not included an unaudited pro forma consolidated balance sheet herein as the Acquisition was fully reflected in the Company’s unaudited condensed consolidated balance sheet as of July 31, 2014, included in the Company’s Form 10-Q filed with the Securities and Exchange Commission on September 8, 2014.  The unaudited pro forma consolidated statements of operations present the Acquisition as if it had occurred as of February 1, 2013.  These unaudited pro forma consolidated statements of operations are not necessarily indicative of the results of operations that would have occurred had the Acquisition been effective on February 1, 2013.  Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statements of operations due to normal production declines, changes in prices, future transactions, and other factors.  The Triangle historical results presented in the unaudited pro forma consolidated statement of operations for the six months ended July 31, 2014, include the results from the Acquired Properties for the month of July 31, 2014.  Therefore, the adjustments presented for the Acquired Properties only reflect the activity for the five-month period from February 1, 2014 through June 30, 2014.

These unaudited pro forma consolidated statements of operations should be read in conjunction with our Annual Report on Form 10-K for the year ended January 31, 2014, our Quarterly Report on Form 10-Q for the three months ended July 31, 2014, and the Statements of Operating Revenues and Direct Operating Expenses for the properties acquired by Triangle USA Petroleum Corporation for the year ended January 31, 2014, and for the six months ended July 31, 2014 (unaudited).

2.                                      PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENT OF OPERATIONS

(a)                   Operating revenues and direct operating expenses of the Acquired Properties.

(b)                   Represents the increase in depreciation and amortization and accretion expense computed on a unit of production basis following the fair value allocation of the purchase price to proved and unproved oil and gas properties, as if the Acquisition was consummated on February 1, 2013.

(c)                    Represents the increase in interest expense resulting from additional borrowings on the Company’s credit facilities, net of incremental amounts of interest which would have been capitalized.

(d)                   Assumes an effective tax rate of approximately 41% on the incremental income before income taxes for the year ended January 31, 2014, and for the six months ended July 31, 2014.  This reflects both the federal and state statutory income tax rates which were in effect during each of the periods presented.

3.                                      PRO FORMA SUPPLEMENTAL OIL AND NATURAL GAS DISCLOSURES

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to the Company’s proved reserves reflect the effect of the Acquisition on the Company’s standardized measure, as if the Acquisition was consummated on February 1, 2013.  The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies prepared by the Company’s reserve engineer, which contains imprecise estimates of quantities and rates of production of reserves.  Revisions of previous year estimates can have a significant impact on these results.  Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation.  Therefore, the standardized measure of discounted future net cash flow is not necessarily indicative of the fair value of the Company’s proved oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flow from or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions.  Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions.  Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

The following table provides a pro forma rollforward of the total proved reserves for the year ended January 31, 2014, as well as pro forma proved developed and proved undeveloped reserves at the beginning and end of the year, as if the Acquisition reflected occurred on February 1, 2013:

	Triangle Historical			Marathon Acquisition		Pro Forma
	Crude Oil	Natural Gas	NGL	Crude Oil	Natural Gas	Crude Oil	Natural Gas	NGL
	(Mbbls)	(MMcf)	(Mbbls)	(Mbbls)	(MMcf)	(Mbbls)	(MMcf)	(Mbbls)

Total proved reserves at January 31, 2013	12,539	12,585	—	—	—	12,539	12,585	—
Revisions of previous estimates	2,727	(859)	1,762	84	(73)	2,811	(932)	1,762
Purchase of reserves	6,836	4,714	690	2,442	2,296	9,278	7,010	690
Extensions, discoveries and other additions	12,059	11,064	1,599	—	—	12,059	11,064	1,599
Sale of reserves	(491)	(374)	—	—	—	(491)	(374)	—
Production	(1,754)	(626)	(70)	(417)	(242)	(2,171)	(868)	(70)
Total proved reserves at January 31, 2014	31,916	26,504	3,981	2,109	1,981	34,025	28,485	3,981

Proved developed reserves:
Beginning of year	4,985	5,906	—	—	—	4,985	5,906	—
End of year	13,734	10,930	1,440	2,109	1,981	15,843	12,911	1,440

Proved undeveloped reserves:
Beginning of year	7,555	6,679	—	—	—	7,555	6,679	—
End of year	18,182	15,574	2,541	—	—	18,182	15,574	2,541

The pro forma standardized measure of discounted estimated future net cash flows was as follows as of January 31, 2014 (in thousands):

	Triangle	Marathon	Income Tax
	Historical	Acquisition	Adjustment	Pro Forma

Future cash inflows	$3,252,079	$202,452	$—	$3,454,531
Future costs:
Production	(1,118,508)	(118,894)	—	(1,237,402)
Development	(505,432)	—	—	(505,432)
Future income tax expense	(364,340)	—	(5,150)	(369,490)
Future net cash flows
10% discount factor	(690,564)	(26,970)	2,814	(714,720)
Standardized measure of discounted future net cash flows relating to proved reserves	$573,235	$56,588	$(2,336)	$627,487

The changes in the pro forma standardized measure of discounted estimated future net cash flows were as follows for the Company’s 2014 fiscal year (in thousands):

	Triangle	Marathon
	Historical	Acquisition	Adjustment	Pro Forma

Standardized measure, beginning of period	$211,352	$—	$—	$211,352
Extensions and discoveries, net of future production and development costs	333,140	—	—	333,140
Sales, net of production costs	(123,786)	(25,816)	—	(149,602)
Previously estimated development costs incurred during the period	66,724	—	—	66,724
Revision of quantity estimates	73,598	—	—	73,598
Net change in prices, net of production costs	19,173	5,799	—	24,972
Acquisition of reserves	99,683	67,166	—	166,849
Divestiture of reserves	(7,341)	—	—	(7,341)
Accretion of discount	22,486	9,439	—	31,925
Changes in future development costs	7,699	—	—	7,699
Change in income taxes	(91,161)	—	(2,336)	(93,497)
Change in production rates, timing and other	(38,332)	—	—	(38,332)
Standardized measure, end of period	$573,235	$56,588	$(2,336)	$627,487